EXHIBIT 10.10

                       USE AND OCCUPANCY, LICENSE
                                   AND
                      LEASE OF MACHINERY AGREEMENT
                      ----------------------------

     THIS AGREEMENT is made this 26th day of March, 1998 by and between MORNING GLORY CAFE, INC., a New Jersey corporation with an office c/o M. Alfieri Co. Inc., 399 Thornall Street, P.O. 2911, Edison, New Jersey 08818-2911 (hereinafter referred to as Lessor) and Host America Corporation, a Delaware corporation with an address at 2 Broadway, Hamden, CT 06518-2697 (hereinafter referred to as Lessee.)


                               WITNESSETH:
                               ----------


     WHEREAS, Lessor is the operator of a restaurant known as "New Leaf Cafe," situated in the Twin Towers Atrium at 379 Thornall Street, Edison, New Jersey (hereinafter referred to as "restaurant") and as to which Lessor is a tenant of the Owner of the Building; and


     WHEREAS, Lessor is the owner of certain equipment presently located in and used at the Restaurant, which equipment and machinery is more particularly described on Exhibit A attached hereto and made a part hereof (hereinafter the equipment and machinery is referred to collectively as "equipment"); and


     WHEREAS, Lessor and Lessee have agreed, subject to the terms of this Agreement, to grant Lessee the right to use and occupy the facility, a license to run the restaurant and a lease of the equipment for a term to be described hereinafter.


     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

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     1.   USE AND OCCUPANCY AGREEMENT:  Lessor hereby agrees to provide
Lessee with the use and occupancy of the Restaurant for a period of two years commencing March 28, 1998 and ending March 31, 2000. Such occupancy shall be subject to the terms and conditions contained herein. In consideration therefore, Lessee shall pay to Lessor the sum of $100,000, which sum shall be payable in equal monthly installments of $4,166.67 with each such payment due on the first of the month. Lessee has deposited herewith the first month's installment in the amount of $4,166.67, together with four months security deposit which will be held in accordance with Paragraph 3 hereof.


     2. LATE FEES: If Lessee fails to pay the monthly sum due hereunder by the fifth day of the month, Lessor shall be entitled to charge a fee equal to 5% of the amount due, together with interest at the rate of First Union's prime plus three (3%) percent.


     3.   SECURITY DEPOSIT:   The sum of $16,666.67 shall be held by Lessor
as a security deposit and shall be returned to Lessee within thirty (30) days of the expiration of the Use and Occupancy Agreement provided Lessee has performed all of its obligations under this Agreement in all respects. Lessee shall provide Lessor with complete information as to the place in which such security deposit is to be returned.


     4.   NATURE OF OCCUPANCY:   Lessee agrees that no legal title or
leasehold interest shall be deemed created or construed to be created or vested in Lessee by anything contained herein. Lessee's occupancy is by this Use and Occupancy and License Agreement and that Lessee is not a tenant or lessee in the sense of a landlord/tenant relationship, except as described in Paragraph 21 (e) and that Lessor is not a lessor in the sense of landlord/tenant relationship. Lessor and Lessee have agreed to use such terms as a matter of convenience.


     5.   PRE-OCCUPANCY INSPECTION:   Lessee has acknowledged that it has
inspected the restaurant and all the equipment described on Exhibit A and finds same to be in

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acceptable condition.  Lessee acknowledges that it is occupying the restaurant and accepting use of the equipment on as "AS IS" basis and subject to such limitations as are described on Exhibit A. Lessor agrees that it shall provide to Lessee reasonable evidence of local municipal health department approvals.


     6.   NAME/SIGNAGE:   Lessor agrees that Lessee shall be entitled to
utilize any name for the restaurant subject to applicable law and the provisions of this paragraph. At its sole cost and expense, and subject to Lessor's reasonable approval as to location, design, colors and aesthetics, Lessee shall be entitled to install a sign at each door of the restaurant which sign shall be removed at of the expiration of this Agreement. Any advertising (or name) for the restaurant shall be on behalf of and solely in the name of Lessee and Lessee shall not utilize the name "Morning Glory", or "Alfieri" in any respects in connection with the advertising except that Lessee shall be entitled to state that the restaurant is located at the "Alfieri Twin Towers."


     7.   UTILITIES AND OTHER EXPENSES:   All charges for water, sewer,
electricity, HVAC and all other utility charges, other than telephones, shall be paid by Lessor, subject to payment by Lessee of the sums due in accordance with Paragraph 1. With regard to telephones, Lessee shall open all telephone accounts in its own name and shall be directly and solely responsible for payment of telephone charges. Lessor further agrees that it shall perform minor electrical and plumbing work as needed for hookups and outlets with expenditures up to but not in excess of $1,500.00.


     8.   LIQUOR:   Lessee shall not be entitled to sell any liquor at the
restaurant.


     9.   HOURS OF OPERATION:   Lessee shall be entitled to open the
restaurant from 6:00 a.m. in the morning through 11:00 p.m. at night, Monday through Friday, subject to

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

applicable law. Lessee shall also be entitled upon not less than two (2) days notice to Lessor to open the restaurant and/or utilize the facilities for preparation on Saturday.


     10.  COMPLIANCE WITH RULES AND REGULATIONS OF ALFIERI:   Lessee
acknowledges that it shall comply with all reasonable rules and regulations and reasonable changes thereto of the Owner of the Building with respect to security, cleanliness, operations and similar concerns all of which are intended to relate to the safety, security, use and enjoyment without interference of all tenants of the Building.


     11.  JANITORIAL/BATHROOMS:   Lessee shall be fully and solely
responsible for cleaning the restaurant. Lessee shall provide Lessor with a copy of a maintenance or janitorial contract which shall be reasonably satisfactory to Lessor to insure that such janitorial contract shall maintain the restaurant in a clean condition. With regard to the bathrooms on the corridor of 379 Thornall Street, if Lessee operates the restaurant from and after 6:00 p.m. on weekdays and on Saturdays, the cost and obligation to maintain and clean such bathrooms shall be the responsibility of Lessee. Lessee shall provide Lessor with a bathroom cleaning contract to confirm that such bathrooms shall be cleaned. Lessor agrees to shampoo the carpets for Lessee at a cost to Lessee not to exceed $0.13 per square foot.


     12. LAWS: Lessee shall be responsible to comply with all laws and regulations applicable to restaurants and shall obtain all permits, licenses, certificates, health certificates as may be needed. In addition, Lessee shall be responsible for complying with all workmans' compensation and other similar laws relating to its employees. Upon reasonable request of Lessor, Lessee shall provide evidence of such compliance.


     13.  ATRIUM FUNCTIONS:   Lessor has advised Lessee that from time to
time the restaurant may have an opportunity to cater functions in the Atrium solely for tenants of 379 and 399 Thornall Street. Lessee acknowledges that any such right shall be subject to the

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

reasonable rules and regulations of Alfieri Property Management, the management company for the Twin Towers. Lessee shall not be entitled to arrange or participate in any Atrium function without express permission of Alfieri Property Management. Lessor agrees that Alfieri Property Management shall direct any inquiries to catering of Atrium functions to Lessee. Only in these instances where Lessee is unable or unwilling to cater a function in the Atrium will Lessor allow outside caterers.


     14.  PURCHASE OF INVENTORY:   On or about April 1, 1998 Lessor shall
provide Lessee with an inventory. Lessee acknowledges its obligation to pay to Lessor the reasonable value of such inventory as requested by Lessor on or about April 1, 1998.


     15.  INSURANCE:   Lessee shall maintain all applicable insurance
including workers' compensation insurance, property damage insurance in an amount not less than $1,000,000.00 and a general liability insurance in an amount not less than $2,000,000.00. In addition thereto Lessee shall maintain such insurances as is applicable to the operations of a restaurant and shall provide copies thereof to Lessor. Lessor and Alfieri Property Management shall be named as additional insured and Lessee shall provide copies or certificates to Lessor. No such insurance may be canceled except upon thirty (30) days notice to Lessor.


     16.  INDEMNIFICATION:   Lessee agrees that this license to operate,
use and occupy the restaurant shall be at Lessee's own risk. Lessee hereby holds Lessor, Alfieri Property Management and the Owner of the Building, harmless and hereby releases Lessor from any and all liability for any personal injury or property damage which may result in any way from the use and occupancy of the premises. Lessee agrees to hold Lessor harmless and indemnify Lessor, Alfieri Property Management and the Owner of the Building against any and all claims for personal injury or property damage to any third party to the extent such claims, injury or damage arises out of buyers use and occupancy of the restaurant.

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     17.  EQUIPMENT AND MACHINERY:   Lessor and Lessee agree that the
following terms and conditions shall apply to the equipment and machinery described in Exhibit A.


          (a)   GOOD CONDITION:   Lessee at all times shall keep and
maintain the equipment in good and efficient working order and condition and shall obtain and maintain appropriate repair and maintenance contracts for the equipment. Lessee agrees to return the equipment in the same condition at the end of this Agreement as at its inception, wear and tear excepted.

          (b)  LOSS BY FIRE AND OTHER CASUALTY:   The machinery at all
times until redelivered to Lessor shall be held at the sole risk of Lessee free from injury, loss or damage. If the equipment or any part thereof shall be destroyed by fire or otherwise Lessee shall apply such insurance so as to replace such equipment. Lessee acknowledges its obligation to have the hood, duct and exhaust system professionally cleaned every six (6) months.


          (c) NO ALTERATIONS:   Except with the express permission of
Lessor, Lessee shall not make any alterations or additions or improvements to the equipment or machinery. If Lessor approves any such additions or alterations to the equipment or machinery, all such additions or alternations shall become the property of the Lessor at the expiration of the term.


     18.  LESSEE INVESTMENTS/ALTERATIONS:


          (a) LESSEE INITIAL INVESTMENT:   Lessee acknowledges and agrees
that by May 1, 1998, it will have purchased those items described on Exhibit B for use in the restaurant. Lessor and Lessee agree that at the expiration of this Agreement, Lessee shall remove such items that are described in Exhibit B.

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

          (b) LESSEE ADDITIONAL INVESTMENT:   Subject to the provisions of
subparagraph (c) hereof, Lessee further agrees to make a further investment in the restaurant by no later than September 1, 1999 in the approximate amount of $10,000.00. Such investment shall be in the form of additional equipment and/or improvements to the restaurant. Any such improvements shall remain with the restaurant unless they can be removed without damage to the restaurant. Any items of equipment shall be removed by Lessee at the expiration of this Agreement.


          (c) ALTERATIONS/IMPROVEMENTS:   Any alterations or improvements
whether required pursuant to subparagraph (b) above or work desired by Lessee shall require the consent of Lessor and the Owner of the Building. Lessee shall consult with Lessor as to the nature of such improvements and Lessor shall thereafter communicate with the Owner to obtain such consent and any terms and conditions, including restoration conditions which are part of such consent.

     19.  ASSIGNMENT:   Lessee shall not be entitled to assign or sublet
any of the equipment or any provision or portion of this Use and Occupancy Agreement with Lessor's express written permission. In any such attempt to assign or sublet whether by merger, acquisition, replacement or reconstitution shall constitute an Event or Default hereunder.


     20.  NOTICES:   All notices hereunder shall be hand delivered or sent
by certified mail, return receipt requested, to all parties, and shall be deemed received two (2) days after placed in the U.S. Mail when mailed and when received in the case of hand delivery. Notices shall be sent to the Lessor and Lessee at the address set forth above.

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

     21.  DEFAULTS/REMEDIES:


          (a) If Lessee fails to pay any sums due hereunder, Lessor shall provide Lessee with written notice thereof and three (3) days to cure.


          (b) If Lessee is in default of any non-monetary obligations hereunder, Lessor shall provide Lessee with written notice thereof and Lessee shall then have two (2) weeks to cure same. But if the notice of such default requires more time to cure, Lessee shall have such additional reasonable time to cure provided Lessee commences cure in the two (2) week period and proceeds diligently to complete such cure.


          (c) If Lessor is in default of its obligations, Lessor shall have the same rights of notice and opportunity to cure as granted to Lessee in sub paragraph (b) above. From and after April 1, 1999, Lessee shall have the right to cancel this Agreement if Lessor fails to cure on sixty
(60) days notice. Notwithstanding such right, Lessee shall otherwise comply with its obligations thereunder respecting the termination of this Agreement.


          (d) Each party shall have all rights at law or in equity subject to Lessor's specific rights of summary dispossess described in subparagraph (e) below.


          (e) Lessor agrees that if Lessee has defaulted under this Agreement, after notice and opportunity to cure, then Lessor shall have the remedy of summary dispossess in an applicable court with jurisdiction to hear Landlord and Tenant matters.


     22.  CASUALTY:   If the restaurant becomes commercially unusable due
to fire or other casualty, then during such period of unusability, all sums due Lessor from Lessee shall abate.

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

     23.  BINDING AGREEMENT:   This Agreement shall be binding on the
parties, their respective successors, assigns, heirs, administrators and executors.


     24.  NO MODIFICATION:   This Agreement contains the entire agreement
of the parties and shall not be modified, altered or changed unless in writing signed by the parties.


     25.  APPLICABLE LAW:   This Agreement and the provisions hereunder
shall be governed by New Jersey law.


     26.  RIGHT TO CANCEL:   Provided Lessee is not in default of its
obligations hereunder, Lessee shall have a one time right to terminate this Agreement effective March 31, 1999 by providing Lessor with written notice
of termination served upon Lessor by no later than February 1, 1999.   In
that event Lessee shall vacate the restaurant on March 31, 1999 and perform all of its obligations under this Agreement to and through March 31, 1999.



     IN WITNESS WHEREOF, the parties hereto have set their hands and seals on this Agreement this day of March, 1998.

     WITNESS:                      "MORNING GLORY CAFE, INC."
                                   a New Jersey corporation, Lessor


/s/                                By: /s/ JENNIFER ALFIERI
---------------------------------     --------------------------------
                                        JENNIFER ALFIERI, PRESIDENT



                                   HOST AMERICA CORPORATION,
                                   a Delaware corporation, Lessee


/s/                                By: /s/ GEOFFREY RAMSEY
---------------------------------     --------------------------------
                                        GEOFFREY RAMSEY, PRESIDENT

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